Exhibit 99.1

SANCHEZ ENERGY ANNOUNCES FIRST QUARTER 2014 FINANCIAL RESULTS AND UPDATES OPERATIONS;
RECORD FIRST QUARTER REVENUES RISE 334% ON 376% HIGHER PRODUCTION

Houston, Texas (May 7, 2014 — PR Newswire) — Sanchez Energy Corporation (NYSE: SN) (the “Company” or “Sanchez Energy”), today announced the Company’s operating and financial results for the first quarter 2014, which included the following highlights:

HIGHLIGHTS FOR FIRST QUARTER 2014

•            Record revenues of $134.6 million, an increase of 334% over the same period a year ago

•            Adjusted EBITDA, a non-GAAP financial measure defined below, of $96.2 million, an increase of 358% over the same period a year ago

•            Adjusted Net Income, a non-GAAP financial measure defined below, of $9.0 million, an increase of 110% compared to the same period a year ago

•            Liquidity of $436 million as of March 31, 2014 consisting of $400 million in undrawn capacity on our secured revolving credit facility (with a $325 million elected commitment amount), and $111 million in cash and cash equivalents

•            Substantial reduction in drilling and completion costs per well, as detailed in the comments below

•            Production of 1,691 MBOE (18,784 BOE/D), pre-released April 28, 2014

MANAGEMENT COMMENTS

Tony Sanchez, III, President and Chief Executive Officer of Sanchez Energy, commented: “The first quarter of 2014 was marked by a more than three-fold rise in both production and earnings as a result of our full-scale development mode across our Eagle Ford areas using multi-well pads and zipper-fracs whenever possible. We added 172 gross new wells to our inventory year over year thanks in large part to the significant manufacturing efficiency and well cost improvements achieved through our proprietary systems and drilling processes. These efficiencies have contributed to overall total well costs reduction of 30% across all our Eagle Ford operations. Specifically, in our Wycross area, we drilled the final well of a three-well pad with drilling costs at $3 million or less per well and expect to bring these wells online in June.  Completion costs for these wells are expected to be approximately $4.5 million, for a total of $7.5 million, a completed well cost that we believe drives top returns in the play.”

“Moving forward, we will maintain our unrelenting focus on reducing well costs, thereby enhancing the expected return across all of our acreage positions. We have recently spud wells in our Wright Ranch and Talbutt Trust areas of Cotulla and plan to evaluate other positions as our cost structure continues to improve. In our Five Mile Creek area of Marquis, we have drilled the last well of a four-well pad and will begin completing the four wells soon with expected first oil production in June.”

OPERATIONS UPDATE

As detailed in the table below, Sanchez Energy currently has six gross rigs (five operated and one non-operated rig) running across its Eagle Ford areas with 216 gross producing wells and 19 gross wells in various stages of completion. In addition, one rig is currently running in the TMS in which Sanchez Energy has a non-operated interest.

				Gross
	Gross	Gross	Net	Wells Waiting/
Project	Producing	Rigs	Rigs	Undergoing
Area	Wells	Running	Running	Completion
Marquis	48	4	3	11
Cotulla	93	1	1	1
Wycross	16	1	1	3
Palmetto	57	—	—	4
TMS/ Other	2	1	—	—
Total	216	7	5	19

PRODUCTION VOLUMES, AVERAGE SALES PRICES, OPERATING COSTS PER BOE, AND CAPITAL EXPENDITURES

Sanchez Energy’s mix of hydrocarbon production during the first quarter of 2014 consisted of approximately 72% crude oil, 13% natural gas and 15% natural gas liquids.  The percentage of oil in the Company’s first quarter production volumes was unusually low due to the preponderance of well completions occurring in areas with higher percentages of natural gas and NGL’s in the production stream. Late in the first quarter both drilling and completion activities shifted back to a traditional pattern with expectations of future oil production volumes returning to the traditional approximate 75% level.

Revenue for the three months ended March 31, 2014 totaled $134.6 million, an increase of 334% over the same period a year ago, due to the addition of 172 gross new wells since the first quarter 2013, including 103 gross wells from ongoing operations and 69 gross wells from the acquisition of new properties.

Production, average sales prices and operating costs and expenses per BOE for the first quarter 2014 as well as guidance for the second quarter and full year of 2014 are summarized below:

	Three Months Ended
	March 31,
	2014	2013
Production volumes -
Oil (MBo)	1,219	277
NGLs (MBbls)	252	42
Natural gas (MMcf)	1,322	219
Total oil equivalent (MBOE)	1,691	355
BOE/Day	18,784	3,943
Average sales price, excluding the impact of derivative instruments -
Oil ($ per Bo)	$98.21	$105.91
NGLs ($ per Bbl)	$33.74	$22.36
Natural gas ($ per Mcf)	$4.84	$3.57
Oil equivalent ($ per BOE)	$79.59	$87.46
Average sales price, including the impact of derivative instruments -
Oil ($ per Bo)	$96.40	$103.21
NGLs ($ per Bbl)	$33.74	$22.36
Natural gas ($ per Mcf)	$4.48	$3.57
Oil equivalent ($ per BOE)	$78.01	$85.36
Operating costs and expenses ($/BOE):
Oil and natural gas production expenses	$9.41	$9.18
Production and ad valorem taxes	$6.15	$5.77
General and administrative, excluding stock based compensation and acquisition costs included in G&A (1)	$5.55	$11.24

(1) Excludes stock-based compensation of $5.88 and $8.83 per BOE for the three months ended March 31, 2014 and 2013, respectively. Excludes acquisition costs included in G&A of $0 and $1.74 per BOE for the three months ended March 31, 2014 and 2013, respectively.

	Guidance
	Q2 2014			Full Year 2014
Production volumes -
BOE/Day	19,000	-	21,000	21,000	-	23,000

Operating costs and expenses ($/BOE):
Oil and natural gas production expenses	$8.50	-	$10.50	$9.00	-	$11.00
Production and ad valorem taxes	$5.50	-	$6.50	$5.50	-	$6.50
General and administrative, excluding stock based compensation and acquisition costs included in G&A	$5.00	-	$6.00	$4.00	-	$5.00

Capital expenditures, before estimated accruals, for the first quarter 2014 were approximately $103 million, and capital expenditures incurred during the first quarter, including accruals, was approximately $152 million.

HEDGING UPDATE

Subsequent to quarter end, Sanchez Energy entered into two crude oil and two natural gas enhanced swap contracts. The two crude oil enhanced swaps have a contract period from January 1, 2015 through December 31, 2015 for 1,000 barrels per day, using NYMEX WTI as the pricing index. Both crude oil enhanced swaps have a strike price of $91.46 per barrel with a put option at $75.00 per barrel. The two natural gas enhanced swaps have a contract period from January 1, 2015 through December 31, 2015 and use NYMEX NG as the pricing index. The first natural gas enhanced swap is for 6,000 MMBtus per day and has a strike price of $4.44 per MMBtu with a put option at $3.75 per MMBtu.  The second natural gas enhanced swap is for 2,000 MMBtus per day and has a strike price of $4.50 per MMBtu with a floor price of $3.75 per MMBtu.

Currently, Sanchez Energy has approximately 3.5 million barrels of anticipated crude production and 3.3 Bcf of gas production for 2014 hedged, or approximately 4 million BOE, which represents about 50% of its anticipated total 2014 production at the mid-point of its guidance range. A schedule of all current hedges for 2014 and 2015 production is included herein.

CONFERENCE CALL

Sanchez Energy will host a conference call for investors on May 8, 2014 at 2:00 p.m. EST (1:00 p.m. CST, 12:00 p.m. MST and 11:00 a.m. PST, respectively).  Interested investors can listen to the call by visiting our website at www.sanchezenergycorp.com and clicking on the First Quarter 2014 Conference Call button.  Webcast, both live and rebroadcast, will be available over the internet at:
http://edge.media-server.com/m/p/rkffg9a7/lan/en

ABOUT SANCHEZ ENERGY CORPORATION

Sanchez Energy Corporation is an independent exploration and production company focused on the acquisition and development of unconventional oil resources in the onshore U.S. Gulf Coast, with a current focus on the Eagle Ford Shale in South Texas where we have assembled approximately 120,000 net acres and the Tuscaloosa Marine Shale in Mississippi and Louisiana where we have assembled approximately 40,000 net acres.  For more information about Sanchez Energy Corporation, please visit our website:  www.sanchezenergycorp.com

FORWARD LOOKING STATEMENTS

This press release contains, and our officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements relating to the anticipated benefits of our acquisitions, any planned takeover of operations, and the rate of development of new plays that we enter into. These statements are based on certain assumptions made by the company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” “strategy,” “future,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to failure of acquired assets to produce as anticipated, failure to successfully integrate acquired assets, failure to continue  to produce  oil and gas at historical rates, costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth and other factors described in Sanchez Energy’s Annual Report for the fiscal year ended December 31, 2013 and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Reports on Form 10-Q.  Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the Securities and Exchange Commission (“SEC”). Sanchez Energy’s filings with the SEC are available on its website at www.sanchezenergycorp.com and on the SEC’s website at

www.sec.gov.  In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy’s forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results.  Accordingly, you should not place any undue reliance on any of Sanchez Energy’s forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

CAUTIONARY NOTE TO U.S. INVESTORS

The SEC permits oil and gas companies, in their filings with the SEC, to disclose proved, probable and possible reserves.  We may use certain terms in our press releases, such as net resource potential and other variations of the foregoing terms that the SEC’s guidelines strictly prohibit us from including in filings with the SEC.  U.S. Investors are urged to consider closely the reserves disclosures in our filings with the SEC available on our website at www.sanchezenergycorp.com and the SEC’s website at www.sec.gov.  You can also obtain this information from the SEC by calling its general information line at 1-800-SEC-0330.

Company contact:

Michael G. Long
Executive Vice President and Chief Financial Officer
Sanchez Energy Corp.
713-783-8000

Gleeson Van Riet
Senior Vice President, Capital Markets and Investor Relations
Sanchez Energy Corp.
713-783-8000

(Financial Highlights to follow)

SANCHEZ ENERGY CORPORATION

CONDENSED STATEMENTS OF OPERATIONS DATA

(unaudited)

	Three Months Ended
	March 31,
	2014	2013
	(in thousands, except per
	share amounts)
REVENUES:
Oil sales	$119,675	$29,327
Natural gas liquids sales	8,493	928
Natural gas sales	6,394	780
Total revenues	134,562	31,035
OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	15,912	3,258
Production and ad valorem taxes	10,403	2,050
Depreciation, depletion, amortization and accretion	61,251	13,373
General and administrative (inclusive of stock-based compensation expense of $9,935 and $3,134 for the three months ended March 31, 2014 and 2013, respectively	19,309	7,737
Total operating costs and expenses	106,875	26,418

Operating income	27,687	4,617

Other income (expense):
Interest and other income	12	21
Interest expense	(13,272)	(1,084)
Net losses on commodity derivatives	(9,117)	(3,628)
Total other expense, net	(22,377)	(4,691)
Income (loss) before income taxes	5,310	(74)
Income tax expense	1,865	—
Net income (loss)	3,445	(74)
Less:
Preferred Stock dividends	(18,193)	(2,072)
Net loss attributable to common stockholders	$(14,748)	$(2,146)
Net loss per common share - basic and diluted (2)(4)	$(0.31)	$(0.06)
Adjusted EBITDA, as defined (1)	$96,193	$20,995
Adjusted net income attributable to common stockholders, as defined (1)	$9,036	$4,300
Adjusted net income per common share	$0.19	$0.13
Weighted average number of shares used to calculate net loss and Adjusted net income attributable to common stockholders - basic and diluted (3)(5)	47,025	33,099

(1)         Adjusted EBITDA, Adjusted net income attributable to common stockholders and Adjusted net income per common share are defined below.

(2)         The three months ended March 31, 2014 excludes 1,115,834 shares of weighted average restricted stock and 15,764,879 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted earnings per common share as these shares were anti-dilutive.

(3)         The three months ended March 31, 2014 excludes 1,115,834 shares of weighted average restricted stock and 15,764,879 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted Adjusted net income per common share as these shares were anti-dilutive.

(4)         The three months ended March 31, 2013 excludes 579,019 shares of weighted average restricted stock and 7,422,400 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted earnings per common share as these shares were anti-dilutive.

(5)         The three months ended March 31, 2013 excludes 579,019 shares of weighted average restricted stock and 7,422,400 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted Adjusted net income (loss) per common share as these shares were anti-dilutive.

SANCHEZ ENERGY CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
	2014	2013
	(In thousands)
ASSETS:
Cash and cash equivalents	$110,847	$153,531
Oil and natural gas receivables	49,632	51,960
Joint interest billing receivables	9,854	5,803
Accounts receivable - related entities	69	—
Fair value of derivative instruments, current	52	—
Deferred tax asset, current	8,255	1,386
Other current assets	3,758	6,882
Property and equipment, net	1,476,478	1,385,488
Fair value of derivative instruments, long term	340	1,304
Other assets	21,496	22,799
TOTAL ASSETS	$1,680,781	$1,629,153
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	$28,089	$46,900
Accounts payable - related entities	—	961
Other payables	5,905	2,963
Accrued liabilities	149,841	102,455
Deferred premium liability, current	1,923	717
Fair value of derivative instruments, current	9,697	4,623
Long term debt, net of discount	593,484	593,258
Asset retirement obligation	7,125	4,130
Deferred tax liability, long term	14,106	10,868
Deferred premium liability, noncurrent	3,685	4,891
Fair value of derivative instruments, long term	529	78
Stockholders’ equity	866,397	857,309
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,680,781	$1,629,153

SANCHEZ ENERGY CORPORATION

HEDGING ACTIVITY SUMMARY

As of March 31, 2014, the Company had the following hedges covering anticipated future production as indicated below:

	Derivative
Contract Period	Instrument	Barrels	Purchased	Sold	Pricing Index
April 1, 2014 - June 30, 2014	Swap	45,500	$97.19	n/a	NYMEX WTI
April 1, 2014 - December 31, 2014	Swap	206,250	$92.00	n/a	NYMEX WTI
April 1, 2014 - December 31, 2014	Swap	206,250	$91.35	n/a	NYMEX WTI
April 1, 2014 - December 31, 2014	Swap	206,250	$92.45	n/a	NYMEX WTI
April 1, 2014 - December 31, 2014	Swap	275,000	$95.45	n/a	NYMEX WTI
April 1, 2014 - December 31, 2014	Swap	275,000	$93.25	n/a	NYMEX WTI
January 1, 2015 - December 31, 2015	Swap	365,000	$89.65	n/a	NYMEX WTI
January 1, 2015 - December 31, 2015	Swap	365,000	$90.05	n/a	NYMEX WTI
January 1, 2015 - December 31, 2015	Swap	365,000	$88.48	n/a	NYMEX WTI
January 1, 2015 - December 31, 2015	Swap	365,000	$88.35	n/a	NYMEX WTI
April 1, 2014 - December 31, 2014	Collar	275,000	$90.00	$99.10	NYMEX WTI
July 1, 2014 - Decmeber 31, 2014	Put Spread	184,000	$90.00	$75.00	NYMEX WTI

	Derivative
Contract Period	Instrument	Mmbtu	Purchased	Sold	Pricing Index
April 1, 2014 - December 31, 2014	Swap	550,000	$4.23	n/a	NYMEX NG
April 1, 2014 - December 31, 2014	Swap	550,000	$4.23	n/a	NYMEX NG
April 1, 2014 - December 31, 2014	Swap	550,000	$4.24	n/a	NYMEX NG
July 1, 2014 - December 31, 2014	Swap	368,000	$4.61	n/a	NYMEX NG
April 1, 2014 - December 31, 2014	Collar	550,000	$4.00	$4.50	NYMEX NG

Contract Period	Barrels	Short Put	Long Put	Short call	Pricing Index
April 1, 2014 - December 31, 2014	412,500	$65.00	$85.00	$102.25	NYMEX WTI
April 1, 2014 - December 31, 2014	275,000	$75.00	$95.00	$107.50	LLS
April 1, 2014 - December 31, 2014	275,000	$75.00	$90.00	$96.22	NYMEX WTI
January 1, 2015 - December 31, 2015	365,000	$70.00	$85.00	$95.00	NYMEX WTI
January 1, 2015 - December 31, 2015	365,000	$70.00	$85.00	$95.00	NYMEX WTI
January 1, 2015 - December 31, 2015	365,000	$70.00	$85.00	$94.75	NYMEX WTI

Subsequent to quarter end, Sanchez Energy entered into two crude oil and two natural gas enhanced swap contracts. The two crude oil enhanced swaps have a contract period from January 1, 2015 through December 31, 2015 for 1,000 barrels per day, using NYMEX WTI as the pricing index. Both crude oil enhanced swaps have a strike price of $91.46 per barrel with a put option at $75.00 per barrel. The two natural gas enhanced swaps have a contract period from January 1, 2015 through December 31, 2015 and use NYMEX NG as the pricing index. The first natural gas enhanced swap is for 6,000 MMBtus per day and has a strike price of $4.44 per MMBtu with a put option at $3.75 per MMBtu.  The second natural gas enhanced swap is for 2,000 MMBtus per day and has a strike price of $4.50 per MMBtu with a floor price of $3.75 per MMBtu.

SANCHEZ ENERGY CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(unaudited)

I.                Adjusted EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis.  It is also used to assess our ability to incur and service debt and fund capital expenditures.  We define Adjusted EBITDA as net income (loss):

Plus:

•                  Interest Expense, including net losses (gains) on interest rate derivative contracts;

•                  Net losses (gains) on commodity derivatives;

•                  Net settlements received (paid) on commodity derivatives;

•                  Premiums (paid) on commodity derivative contracts;

•                  Depreciation, depletion, amortization, and accretion;

•                  Stock-based compensation expense;

•                  Acquisition costs included in general and administrative;

•                  Income tax expense (benefit);

•                  Loss (gain) on sale of oil and natural gas properties;

•                  Impairment of oil and natural gas properties; and

•                  Other non-recurring items that we deem appropriate.

Less:

•                  Interest income; and

•                  Other non-recurring items that we deem appropriate.

The following table presents a reconciliation of our net income (loss) to Adjusted EBITDA (in thousands):

	Three Months Ended
	March 31,
	2014	2013
Net income (loss)	$3,445	$(74)
Plus:
Interest expense	13,272	1,084
Net losses on commodity derivatives	9,117	3,628
Net settlements paid on commodity derivatives	(2,680)	(296)
Premiums paid on commodity derivative contracts	—	(450)
Depreciation, depletion, amortization and accretion	61,251	13,373
Stock-based compensation	9,935	3,134
Acquisition costs included in G&A	—	617
Income tax expense	1,865	—
Less:
Interest income	(12)	(21)
Adjusted EBITDA	$96,193	$20,995

Our Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flow provided by or used in operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Our Adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA in the same manner.

II.           We present Adjusted Net Income attributable to common stockholders (“Adjusted Net Income”) in addition to our reported net income (loss) in accordance with GAAP. This information is provided because management believes exclusion of the impact of our unrealized derivatives not accounted for as cash flow hedges and stock-based compensation expense will help investors compare results between periods and identify operating trends that could otherwise be masked by these items and to highlight the impact that commodity price volatility has on our results. We define Adjusted Net Income as net income (loss):

Plus:

•                  Non-cash preferred stock dividends associated with conversion;

•                  Net losses (gains) on commodity derivatives;

•                  Net settlements received (paid) on commodity derivatives;

•                  Premiums (paid) on commodity derivative contracts;

•                  Stock-based compensation expense;

•                  Acquisition costs included in general and administrative;

•                  Other non-recurring items that we deem appropriate; and

•                  Tax impact of adjustments to net income (loss).

Less:

•                  Preferred stock dividends; and

•                  Other non-recurring items that we deem appropriate.

The following table presents a reconciliation of our net income (loss) to Adjusted Net Income (in thousands, except per share data):

	Three Months Ended
	March 31,
	2014	2013
Net income (loss)	$3,445	$(74)
Less: Preferred stock dividends	(18,193)	(2,072)
Net loss attributable to common shares and participating securities	(14,748)	(2,146)
Plus:
Non-cash preferred stock dividends associated with conversion	13,901	—
Net losses on commodity derivative contracts	9,117	3,628
Net settlements paid on commodity derivative contracts	(2,680)	(296)
Premiums paid on commodity derivative contracts	—	(450)
Stock-based compensation	9,935	3,134
Acquisition costs included in general and administrative	—	617
Tax impact (3)	(5,752)	—
Adjusted net income (loss)	9,773	4,487
Adjusted net income (loss) allocable to participating securities	(737)	(187)
Adjusted net income (loss) attributable to common stockholders	$9,036	$4,300

Adjusted net income (loss) per common share - basic and diluted (1)(2)	$0.19	$0.13
Weighted average number of unrestricted outstanding common shares used to calculate Adjusted net income (loss) per common share- basic and diluted	47,025	33,099

(1)   The three months ended March 31, 2014 excludes 1,115,834 shares of weighted average restricted stock and 15,764,879 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted Adjusted net income per common share as these shares were anti-dilutive.

(2)   The three months ended March 31, 2013 excludes 579,019 shares of weighted average restricted stock and 7,422,400 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted Adjusted net income per common share as these shares were anti-dilutive.

(3)   The tax impact is computed by utilizing the Company’s effective tax rate on the adjustments to reconcile net income to Adjusted net income.

Adjusted Net Income is not intended to represent cash flows for the period, nor is it presented as a substitute for net income (loss), operating income (loss), cash flows provided by or used in operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.